Exhibit 99.4

NUVELO, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SEC. 13350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Nuvelo, Inc. (the “Company”) on Form 10-K/A for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter S. Garcia, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Peter S. Garcia

Peter S. Garcia
Senior Vice President and Chief Financial Officer

Date: April 30, 2003